EXHIBIT 99.1

Lifeway Foods Reports Financial Results for First Two Quarters of Fiscal 2015

Company Announces New Distribution
Board Authorizes 250,000 Share Repurchase Program
Record Cash Position

Morton Grove, IL — October 1, 2015 — Lifeway Foods, Inc., (Nasdaq: LWAY), a leading supplier of cultured dairy products known as kefir and organic kefir, reported financial results for the first two quarters of its fiscal 2015 ended March 31, 2015 and June 30, 2015, respectively.

“I am pleased with our team’s ability to increase distribution across retail channels fueled by new product innovation and heightened consumer awareness of Lifeway,” said Julie Smolyansky, CEO of Lifeway Foods, Inc. “While our recent net sales growth was hindered by capacity constraints in our Illinois facility, we believe we are well positioned to benefit in the second half of 2015 from new production capacity at our Wisconsin facility which began producing kefir in June. The new production capacity will allow us to have greater flexibility in our product offerings as we continue to grow the club channels and other non– traditional grocery outlets.  We are very optimistic about our long-term growth opportunities as we expand into new and existing sales channels.”

Mrs. Smolyansky also stated, “We also announced that the Board of Directors authorized a stock repurchase program of up to 250,000 shares of the Company’s common stock. This repurchase program reflects our strong financial position and robust cash flows, our confidence in the strength of our business, and our commitment to increasing shareholder value.”

Operational Highlights
●	Recent new distribution at 397 CVS Take Higher Health stores with approximately 500 stores expected by the end of 2015
●
Lifeway’s new Protein Kefir, the company’s latest kefir innovation, has expanded distribution to Harris Teeter, Ingles, Acme Markets, and natural foods distributor UNFI, which supplies many grocers nationwide

●	Lifeway’s ProBugs and new 16oz Protein Kefir will begin shipping nationwide to approximately 3,200 Walmart stores in the beginning of November
●	New distribution to university cafeterias beginning with Ball State University
●	Lifeway’s new 16oz kefir recently expanded distribution at Target with the store count increasing from approximately 949 to 1,700.

First Six Months of Fiscal 2015
Total consolidated net sales increased by $0.7 million, or approximately 1%, to $59.4 million during the six-month period ended June 30, 2015 from $58.7 million during the same six-month period in 2014.

Cost of goods sold as a percentage of net sales, excluding depreciation expense, was approximately 72% during the first six months of fiscal 2015 compared to approximately 74% for the same period last year. This improvement was primarily driven by significantly lower milk prices, partially offset by costs associated with increased production at the Wisconsin facility as compared to the prior year period.

Selling expenses decreased approximately 5% to $6.8 million during the first six months of 2015 from $7.2 million in the first six months of 2014.

Provision for income taxes was $0.8 million, or a 50.6% effective rate, for the first six months of 2015 compared to $1.1 million, or a 53.4% effective tax rate, during the same period in 2014.

Net income was $0.8 million or $0.05 per share for the six-month period ended June 30, 2015 compared to $1.0 million or $0.06 per share in the same period in 2014.

Second Quarter Results
Second quarter 2015 total consolidated net sales increased 1% to $29.8 million from $29.6 million in the second quarter of 2014. The Company’s second quarter net sales were impacted by significantly higher customer promotional allowances and kefir production capacity constraints.

Cost of goods sold as a percentage of net sales, excluding depreciation expense, was approximately 74% during the second quarter compared to approximately 73% for the same period last year. This increase was primarily driven by a significant increase in promotional allowances and discounts given to customers.

Selling expenses decreased approximately 29% to $2.6 million during the second quarter of 2015 from $3.7 million in the second quarter of 2014.

Provision for income taxes was $0.1 million, or a 54.7% effective rate, for the second quarter of 2015 compared to $0.8 million, or a 54.7% effective tax rate, during the same period in 2014.

Net income was $0.1 million, or $0.01 per diluted share, in the three-month period ended June 30, 2015 compared to net income of $0.7 million, or $0.04 per diluted share, in the same period in 2014.

First Quarter Results
First quarter 2015 total consolidated net sales increased approximately 2% to $29.6 million from $29.1 million in the first quarter of 2014.

Cost of goods sold as a percentage of net sales, excluding depreciation expense, was approximately 70% during the first quarter compared to approximately 74% for the same period last year. This improvement was primarily driven by lower milk prices, partially offset by costs associated with increased production at the Wisconsin facility.

Selling expenses increased approximately 20% to $4.2 million during the first quarter of 2015 from $3.5 million in the first quarter of 2014. This increase was primarily attributable to increased advertising expenses of $1.1 million associated with launch of the Company’s first national TV commercial.

Provision for income taxes was $0.7 million, or a 50% effective rate, for the first quarter of 2015 compared to $0.3 million, or a 50% effective tax rate, during the same period in 2014.

Net income was $0.7 million, or $0.04 per diluted share, in the three-month period ended March 31, 2015 compared to $0.3 million, or $0.02 per diluted share, in the same period in 2014.

Cash Flow Highlights
The Company had record cash and cash equivalents of approximately $5.9 million as of June 30, 2015 compared to cash and cash equivalents of $3.3 million as of December 31, 2014.  The Company also generated a record $4.7 million in cash from operating activities in the first six-months of 2015.

Stock Repurchase Program
In September, the Company’s Board of Directors authorized a stock repurchase program for up to 250,000 shares of common stock or up to $3.5 million. The primary source of funds for stock repurchases will be cash flows from operations net of investing activities. Repurchases under the program may be made through open market transactions at prevailing market prices, with block trades permitted from time to time and in the discretion of the Company’s management and as market conditions allow. The timing of the repurchases and the actual amount repurchased will depend on a variety of factors, including the amount of cash flow available for repurchases, the market price of Lifeway Food’s shares and general market and economic conditions. No repurchases have been made under the program to date.

Conference Call
The Company will host a conference call to discuss these results with additional comments and details on Thursday, October 1, 2015 at 4:30 p.m. ET. The call will be broadcast live over the Internet hosted at the Investor Relations section of Lifeway Foods’ website at www.lifeway.net, and will be archived online through October 15, 2015. In addition, listeners may dial 877-407-3982 in North America, and international listeners may dial 201-493-6780. Participants from the Company will be Julie Smolyansky, President and Chief Executive Officer, and Edward Smolyansky, Chief Financial Officer and Chief Operating Officer, and John Waldron, Vice President of Finance.

About Lifeway Foods
Lifeway Foods (LWAY), recently named one of Forbes Best Small Companies, is America’s leading supplier of the probiotic fermented beverage known as kefir. In addition to its line of drinkable kefir, the company also produces frozen kefir, specialty cheeses and a ProBugs line for kids. Lifeway’s tart and tangy cultured dairy products are now sold across the United States, Canada, Latin America and the United Kingdom. Learn how Lifeway is good for more than just you at www.lifewaykefir.com.

Find Lifeway Foods, Inc. on Facebook: www.facebook.com/lifewaykefir
Follow Lifeway Foods on Twitter: http://twitter.com/lifeway_kefir
YouTube: http://www.youtube.com/user/lifewaykefir

Forward Looking Statements
This news release contains forward-looking statements. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, competitive pressures and other important factors detailed in the Company's reports filed with the Securities and Exchange Commission.

Contact:

Lifeway Foods, Inc.
Phone: 877.281.3874
Email: info@Lifeway.net
Investor Relations:

ICR

Katie Turner Hunter Wells
646.277.1228

LIFEWAY FOODS, INC. AND SUBSIDIARIES
Consolidated Statements of Financial Condition
June 30, 2015 and December 31, 2014

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS

Current assets
Cash and cash equivalents	$5,873,079	$3,260,244
Investments, at fair value	2,849,752	2,779,140
Certificates of deposits in financial institutions	434,981	149,965
Inventories	6,289,816	5,814,219
Accounts receivable, net of allowance for doubtful
accounts and discounts of $2,100,000 and $1,050,000 at June 30, 2015 and December 31, 2014, respectively	10,349,813	10,213,541
Prepaid expenses and other current assets	113,751	251,922
Other receivables	28,794	134,338
Deferred income taxes	451,198	408,340
Refundable income taxes	741,302	1,140,796
Total current assets	27,132,486	24,152,505

Property and equipment, net	21,974,931	21,892,395

Intangible assets
Goodwill	14,068,091	14,068,091
Other intangible assets, net	2,701,925	3,059,764
Total intangible assets	16,770,016	17,127,855

Other Assets
Long-term accounts receivable, net of current portion	267,458	251,683
Total assets	$66,144,891	$63,424,438

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current maturities of notes payable	$840,000	$872,285
Accounts payable	5,725,222	5,586,755
Accrued expenses	4,702,762	2,066,076
Accrued income taxes	14,600	—
Total current liabilities	11,282,584	8,525,116

Notes payable	7,539,328	8,124,515

Deferred income taxes	1,812,296	2,075,095
Total liabilities	20,634,208	18,724,726

Stockholders’ equity
Common stock, no par value; 40,000,000 shares authorized;
17,273,776 shares issued; 16,346,017 shares outstanding
at June 30, 2015 and December 31, 2014	6,509,267	6,509,267
Paid-in-capital	2,032,516	2,032,516
Treasury stock, at cost	(8,187,682)	(8,187,682)
Retained earnings	45,296,249	44,543,618
Accumulated other comprehensive loss, net of taxes	(139,667)	(198,007)
Total stockholders’ equity	45,510,683	44,699,712

Total liabilities and stockholders’ equity	$66,144,891	$63,424,438

LIFEWAY FOODS, INC. AND SUBSIDIARIES
Consolidated Statements of Income and Comprehensive Income
For the Three Months and Six Months Ended June 30, 2015 and 2014
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Gross sales	$36,291,842	$32,594,048	$69,394,925	$64,655,195
Less: discounts and promotional allowances	(6,470,654)	(3,028,637)	(9,951,613)	(5,958,073)
Net sales	29,821,188	29,565,411	59,443,312	58,697,122

Cost of goods sold	22,201,129	21,432,624	42,849,096	43,114,535
Depreciation expense	604,531	627,878	1,195,158	1,411,238

Total cost of goods sold	22,805,660	22,060,502	44,044,254	44,525,773

Gross profit	7,015,528	7,504,909	15,399,058	14,171,349

Selling expenses	2,617,399	3,693,821	6,779,802	7,173,509
General and administrative	4,170,155	2,107,197	6,802,051	4,487,827
Amortization expense	178,920	178,919	357,839	357,839

Total operating expenses	6,966,474	5,979,937	13,939,692	12,019,175

Income from operations	49,054	1,524,972	1,459,366	2,152,174

Other income (expense):
Interest and dividend income	35,739	35,227	61,218	63,925
Rental income	1,800	1,200	3,600	1,700
Interest expense	(58,429)	(66,724)	(123,770)	(132,293)
(Loss)/Gain on sale of investments, net
reclassified from OCI	(16,844)	57,321	(21,937)	62,130
Gain on sale of property and equipment	207,083	(76,484)	243,083	(76,484)
Other income (expense), net	136	1,672	(98,796)	1,672
Total other income (expense)	169,485	(47,788)	63,398	(79,350)

Income before provision for
income taxes	218,539	1,477,184	1,522,764	2,072,824

Provision for income taxes	119,626	807,768	770,133	1,106,229

Net income	$98,913	$669,416	$752,631	$966,595

Basic and diluted earnings
per common share	$0.01	$0.04	$0.05	$0.06

Weighted average number of
common shares outstanding	16,346,017	16,346,017	16,346,017	16,346,017

COMPREHENSIVE INCOME

Net income	$98,913	$669,416	$752,631	$966,595

Other comprehensive income
(loss), net of tax:
Unrealized gains (losses) on
investments (net of tax)	(18,215)	63,111	(64,475)	71,155
Less reclassification adjustment
for (gains) losses and other than temporary impairments included in
net income (net of taxes)	10,435	(34,393)	122,815	(37,110)

Comprehensive income	$91,133	$698,134	$810,971	$1,000,640

LIFEWAY FOODS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2015 and 2014
(Unaudited)

	June 30,
	2015	2014

Cash flows from operating activities:
Net income	$752,631	$966,595
Adjustments to reconcile net income to net
cash flows from operating activities:
Depreciation and amortization	1,552,997	1,769,077
Loss (gain) on sale of investments, net	21,937	(62,130)
Impairment of investments	179,500	—
Deferred income taxes	(351,818)	(440,285)
Bad debt expense	250	156,049
Gain on sale of property and equipment	(243,083)	76,484
(Increase) decrease in operating assets:
Accounts receivable	(166,829)	728,281
Other receivables	105,544	46,591
Inventories	(475,597)	88,467
Refundable income taxes	399,494	(562,986)
Prepaid expenses and other current assets	138,171	(28,125)
Increase (decrease) in operating liabilities:
Accounts payable	138,467	(1,972,157)
Accrued expenses	2,636,686	1,336,163
Accrued income taxes	14,600	—
Net cash provided by operating activities	4,702,950	2,102,024

Cash flows from investing activities:
Purchases of investments	(1,286,664)	(1,774,734)
Proceeds from sale of investments	1,133,647	1,419,362
Redemption of certificates of deposits	99,965	15,000
Investments in certificates of deposits	(384,981)	—
Purchases of property and equipment	(1,377,390)	(1,761,401)
Proceeds from sale of property and equipment	342,780	4,000
Net cash used in investing activities	(1,472,643)	(2,097,773)

Cash flows from financing activities:
Repayment of notes payable	(617,472)	(441,221)
Net cash used in financing activities	(617,472)	(441,221)

Net (decrease) increase in cash and cash equivalents	2,612,835	(436,970)

Cash and cash equivalents at the beginning of the period	3,260,244	3,306,608

Cash and cash equivalents at the end of the period	$5,873,079	$2,869,638
Supplemental cash flow information Cash paid for income taxes	$1,120,000	$2,109,500
Cash paid for interest	$124,043	$132,415

LIFEWAY FOODS, INC. AND SUBSIDIARIES
Consolidated Statements of Income and Comprehensive Income
For the Three Months Ended March 31, 2015 and 2014
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Gross sales	$33,103,084	$32,061,147
Less: discounts and promotional allowances	(3,480,960)	(2,929,436)
Net sales	29,622,124	29,131,711

Cost of goods sold	20,647,967	21,681,910
Depreciation expense	590,627	783,361

Total cost of goods sold	21,238,594	22,465,271

Gross profit	8,383,530	6,666,440

Selling expenses	4,162,403	3,479,688
General and administrative	2,631,896	2,380,631
Amortization expense	178,919	178,919

Total operating expenses	6,973,218	6,039,238

Income from operations	1,410,312	627,202

Other income (expense):
Interest and dividend income	25,479	28,698
Rental income	1,800	500
Interest expense	(65,341)	(65,569)
(Loss)/Gain on sale of investments, net
reclassified from OCI	(5,093)	4,808
Gain on sale of equipment	36,000	—
Other income (expense), net	(98,932)	—
Total other income (expense)	(106,087)	(31,563)

Income before provision for
income taxes	1,304,225	595,639

Provision for income taxes	650,507	298,461

Net income	$653,718	$297,178

Basic and diluted earnings
per common share	0.04	0.02

Weighted average number of
common shares outstanding	16,346,017	16,346,017

COMPREHENSIVE INCOME

Net income	$653,718	$297,178

Other comprehensive income
(loss), net of tax:
Unrealized gains (losses) on
investments (net of tax)	(46,260)	8,044
Less reclassification adjustment
for (gains) losses and other than temporary impairments included in
net income (net of taxes)	112,380	(2,717)

Comprehensive income	$719,838	$302,505